                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-
    12


                         ONE VOICE TECHNOLOGIES, INC.
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                         ONE VOICE TECHNOLOGIES, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held September 28, 2000

                               ----------------

TO THE SHAREHOLDERS OF ONE VOICE TECHNOLOGIES, INC.:

  You are cordially invited to attend the Annual Meeting of Shareholders of One Voice Technologies, Inc. ("One Voice" or the "Company"), which will be held at the La Jolla Beach and Tennis Club, 2000 Spindrift Drive, La Jolla, California 92037, on Thursday, September 28, 2000, at 10:00 a.m. Pacific time, to consider and act upon the following matters:

  1. The election of directors;

  2. Ratification of the selection of Stonefield Josephson, Inc. to serve as auditors of the Company for the fiscal year ending December 31, 2000; and

  3. Such other business as may properly come before the Meeting or any adjournments of the Meeting.

  Only holders of record of Common Stock of the Company at the close of business on September 1, 2000 will be entitled to notice of and to vote at the Annual Meeting and any adjournments of the Annual Meeting.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                          By Order of the Board of Directors

                                          Dean Weber
                                          Chairman of the Board,
                                           President and Chief Executive
                                           Officer

6333 Greenwich Drive, Suite 240
San Diego, California 92122
(858) 552-4466
September 5, 2000

                                PROXY STATEMENT

                         ONE VOICE TECHNOLOGIES, INC.
                        6333 Greenwich Drive, Suite 240
                          San Diego, California 92122

                               ----------------

                        ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held September 28, 2000

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of One Voice Technologies, Inc., a Nevada corporation (the Company), for use at the Annual Meeting of Shareholders to be held at the La Jolla Beach and Tennis Club, 2000 Spindrift Drive, La Jolla, California 92037, on Thursday, September 28, 2000, at 10:00 a.m. Pacific time, and at any and all adjournments thereof (the Annual Meeting), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.

  All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A Shareholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

  The close of business on September 1, 2000 has been fixed as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment of the Annual Meeting. As of the record date, the Company had 12,671,060 shares of Common Stock, par value $.001 per share. Except as described herein, no preemptive, subscription, or conversion rights pertain to the Common Stock and no redemption or sinking fund provisions exist for the benefit thereof.

  The Company's principal executive offices are located at 6333 Greenwich Drive, Suite 240, San Diego, California 92122. This Proxy Statement and the accompanying proxy will be mailed to Shareholders on or about September 5, 2000.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

  In accordance with the Articles of Incorporation and Bylaws of the Company, the Board of Directors consists of not less than one nor more than nine members, the exact number to be determined by the Board of Directors. At each annual meeting of the Shareholders of the Company, directors are elected for a one year term. The Board of Directors is currently set at four members. The Board of Directors proposes the election of the nominees named below. There is no cumulative voting for the election of directors.

  Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below, and the votes will be distributed equally among the nominees. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy. The Board of Directors has no reason to believe that any such nominee will be unwilling or unable to serve if elected a director.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE DIRECTORS NOMINATED HEREIN.

  The Board of Directors proposes the election of the following nominees as members of the Board of Directors:

                                  Dean Weber
                             George H. Kaelin, III
                                 Rahoul Sharan
                               Bradley J. Ammon

  If elected, the nominees are expected to serve until the 2001 Annual Meeting of Shareholders.

Information with Respect to Each Nominee and Executive Officer.

  The following table sets forth certain information with respect to each nominee and executive officer of the Company as of August 10, 2000.

             Name           Age                    Position
             ----           ---                    --------
   Dean Weber.............. 38  Chairman of the Board, President, Secretary,
                                 Treasurer, Chief Executive Officer, Director
                                 and Director Nominee

   George H. Kaelin, III... 34  Director and Director Nominee

   Rahoul Sharan........... 37  Chief Financial Officer, Director and Director
                                 Nominee

   Bradley J. Ammon........ 36  Director and Director Nominee

  Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the Board of Directors following the annual meeting of shareholders and until their successors have been elected and qualified, although Dean Weber has an employment agreement and Rahoul Sharan's company has a personal service agreement with the Company. See Management--Employment Agreement and Personal Service Agreement. There are no family relationships between any directors or officers of the Company.

  Dean Weber holds a B.S. in Computer Science from the Central Connecticut State University. With over 19 years of technology experience, Mr. Weber has worked for top IT companies such as United Technologies, Northrop and Xerox. From 1984 to 1987, Mr. Weber was an engineer for United Technologies in Hartford, Connecticut, where he designed and developed real-time software systems for NASA and U.S. Navy projects. Mr. Weber was then employed by Northrop Corporation in Pico Rivera, California, from 1987 to 1989 where he led an engineering team for the B2 Stealth Bomber project. From 1989 to 1991, Mr. Weber was an independent senior consultant to various companies including Xerox and Rockwell Technologies. From 1991 to 1998, Mr. Weber founded and was President of EditPro Corporation in San Diego, California. At EditPro, Mr. Weber developed and marketed one of the original and first Microsoft Windows based development environment tools for both the English and Japanese marketplaces. In 1996 and 1997, Mr. Weber began developing the origins of the current IVAN program. Since 1998, Mr. Weber has founded and was President of Conversational Systems, Inc., now One Voice Technologies, Inc., in San Diego, California. Recently, Mr. Weber was nominated as chairperson and keynote speaker of the Voice-Based Commerce tradeshow to be held in Chicago in September 2000, where participants include IBM, Lucent, Nuance and Speechworks. Mr. Weber was elected to the Board of Directors of the Company in July of 1999 as Chairman.

  George H. Kaelin, III, received a B.B.A. degree summa cum laude with an emphasis in Business Economics from the University of San Diego, California. Mr. Kaelin also has a Juris Doctor degree from the University of California, Davis, where he received the American Jurisprudence Award for excellence in Advanced Business Organizations Law. Mr. Kaelin has clerked for the U.S. District Court, Eastern District, for the Honorable Milton L. Schwartz. He also worked with the Alaska Legislature in drafting the Alaskan Non Profit Corporations Code. Mr. Kaelin is a partner in the San Diego law firm of Endeman, Lincoln, Turek & Heater where he has worked since 1994. He specializes in business and real estate issues. Mr. Kaelin is admitted to practice before all state and federal courts in California and has served as a member of the Enright Inn of Court. Mr. Kaelin serves as a member of the Audit and Compensation Committees of the Company and was elected to the Board in 1999.

  Rahoul Sharan holds a Bachelor of Commerce degree from the University of British Columbia and is a member of the Institute of Chartered Accountants of British Columbia. Mr. Sharan was employed by Coopers & Lybrand (now Pricewaterhouse Coopers) from 1984 to 1989. Since 1989, Mr. Sharan has been the President and a Director of KJN Management Ltd., a private company which provides a broad range of administrative, management and financial services to both private and public companies. Mr. Sharan has been a partner in S & P Group, a company which specializes in investment financing for venture capital projects and real estate development and construction, since 1988. Mr. Sharan was also a director of Pacific Northern Ventures, Ltd. from 1989 to 1995, and is President and a Director of Bell Coast Capital Corp., an inactive public company to which Mr. Sharan devotes less than 1% of his time. Mr. Sharan was elected to the Board in 1999.

  Bradley J. Ammon has been an International Tax Manager with KPMG, LLP in the International Corporate Services department since 1998. His principal practice consists of clients in the information, communications and entertainment (ICE) industry. Mr. Ammon specializes in international tax planning, including restructuring of international operations, domestic mergers and acquisitions, and developing overall plans to minimize worldwide taxation. Prior to joining KPMG, Mr. Ammon worked from 1995 to 1998 at Deloitte & Touche, LLP in their tax services department where he provided corporate, partnership, and personal tax and business planning services to clients. Mr. Ammon also worked several years as a staff accountant where his responsibilities included the compilation and consolidation of monthly financial statements for multiple subsidiaries. Mr. Ammon has a Juris Doctor and a Master's of Law in taxation (LL.M.) from the University of San Diego, and received his undergraduate degree from the University of California, San Diego. He is admitted to the California Bar. Mr. Ammon is a member of the Audit Committee and Compensation Committee of the Company and was appointed to the Board on June 9, 2000.

  The Board of Directors held three meetings in 1999 and all Directors were present at each meeting. The Board of Directors has a Compensation Committee, which makes recommendations to the Board concerning salaries and incentive compensation for officers and employees of the Company. The members of the Compensation Committee are Messrs. Kaelin and Ammon. The Board of Directors also has an Audit Committee which reviews the results and scope of the audit and other accounting related matters. The members of the Audit Committee are currently Messrs. Kaelin and Ammon. Both committees were formed on June 9, 2000.

                                  MANAGEMENT

EXECUTIVE COMPENSATION

  The Company's Chief Executive Officer is now paid a salary of $252,000 per year (as approved by the Board in April 2000). The Company's Chief Financial Officer's company is now paid a service fee of $180,000 per year (as approved by the Board in April 2000). The CEO and CFO were each awarded a $75,000 bonus on April 15, 2000. The following tables set forth certain information as to the Company's CEO and each of the Company's four most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 1999 exceeded $100,000:

                          SUMMARY COMPENSATION TABLE

                              Annual Compensation

                                                Other
                                               Annual                               All
                                               Compen- Restricted Options  LTIP    Other
Name & Principal              Salary     Bonus sation    Stock     SARs   Payouts Compen-
Position                 Year   ($)       ($)    ($)     awards   (#)(1)    ($)   sation
----------------         ---- -------    ----- ------- ---------- ------- ------- -------
Dean Weber.............. 1999 180,000       0      0        0         0       0       0
 CEO
Rahoul Sharan........... 1999 120,000(2)    0      0        0         0       0       0
 CFO

--------
(1) Options were granted pursuant to the Company's 1999 Stock Option Plan.

(2) This payment was made through KJN Management Ltd.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                            Percentage of Total
                                            Options Granted to
                          Number of Shares     Employees and
                         Underlying Options    Directors in     Exercise or Base  Expiration
Name                       Granted(1)(2)        Fiscal Year     Price Per Share      Date
----                     ------------------ ------------------- ---------------- -------------
Dean Weber..............       75,000              16.71              6.08       July 19, 2009
Rahoul Sharan...........       50,000              11.14              6.08       July 19, 2009

--------
(1) None of the reported options were in-the-money at the end of the fiscal year as a result of the closing price of the Common Stock as reported on the OTCBB System on December 31, 1999 ($5.313/share) being less than the exercise price of those options ($6.08/share).

(2) No options were exercised in 1999. All options are fully vested. The listed options are the number of options exercisable at fiscal year end.

EMPLOYMENT AGREEMENT

  The Company entered into a three-year employment agreement (the Weber Employment Agreement) with Dean Weber, the Company's Chairman, Chief Executive Officer, President, Secretary and Treasurer, commencing in July 1999. The Weber Employment Agreement provides that, in consideration for Mr. Weber's services, he is to be paid an annual salary of $180,000. His salary was increased to $252,000 annually in April 2000, with a $75,000 bonus paid on April 15, 2000.

PERSONAL SERVICE AGREEMENT

  The Company entered into a three-year personal service agreement with KJN Management Ltd. commencing in July 1999 for the services of its CFO, Rahoul Sharan, which provided for the payment of a fee by the Company to KJN Management Ltd. of $120,000 per year. The service fee was increased to $180,000 per year on April 15, 2000, and a $75,000 bonus was paid by the Company on April 15, 2000.

COMPENSATION OF DIRECTORS

  Non-employee directors receive $1000 for each Board of Directors meeting attended. The Company pays all out-of-pocket expenses of attendance.

PRINCIPAL SHAREHOLDERS

  The following table sets forth information on the ownership of the Company's voting securities by Officers, Directors and major shareholders as well as those who own beneficially more than five percent of the Company's common stock through the most current date of September 1, 2000:

                                                                         Shares
                                                                      Beneficially
                                                                        Owned(1)
                                                                    -----------------
   Title of Class           Name & Address                           Number   Percent
   --------------           --------------                          --------- -------
   Common.................. Dean Weber, CEO , President,            5,633,000  44.19(2)(3)
                            Treasurer, Secretary, Chairman of Board
                            6333 Greenwich Dr., Ste. 240
                            San Diego, CA 92122

   Common.................. IVantage, Inc.                          1,600,200   12.6(2)
                            6333 Greenwich Dr., Ste. 240
                            San Diego, CA 92122

   Common.................. Rahoul Sharan, CFO, Director               50,000     * (4)
                            6333 Greenwich Dr., Ste. 240
                            San Diego, CA 92122

   Common.................. George H. Kaelin, III, Director           353,100    2.8(4)
                            6333 Greenwich Dr., Ste. 240
                            San Diego, CA 92122

   Common.................. Bradley J. Ammon, Director                 50,000     * (4)
                            6333 Greenwich Dr., Ste. 240
                            San Diego, CA 92122

   Total securities held by officers and directors as a group
    (4 people):                                                     6,086,100   47.2

--------
 * Less than 1%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of September 1, 2000 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) iVantage, Inc. is wholly owned by Dean Weber, Chairman of the Board, CEO, President, Secretary and Treasurer of One Voice Technologies, Inc. Mr. Weber is the beneficial owner of the 1,600,200 shares in the name of iVantage, Inc. and those shares are also included in the amount presented in this table for Mr. Weber.

(3) Includes options to purchase 75,000 shares as they are currently exercisable.

(4) Represents options to purchase 50,000 shares as they are currently exercisable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than five percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the SEC) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

  Form 3 filings for Dean Weber, George H. Kaelin, III, and Rahoul Sharan due on December 16, 1999 were filed on August 11, 2000 (for Mr. Weber and Mr. Kaelin) and August 16, 2000 (for Mr. Sharan). These filings are being amended to reflect the correct exercise price for options granted on July 19, 1999. No other person, who, at any time during the year ended December 31, 1999, was a director, officer or beneficial owner of more than 10 percent of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act failed to file on a timely basis, as disclosed in Form 3 filings, reports required by Section 16(a) of the Exchange Act during the year ended December 31, 1999, or any prior years ended December 31. The foregoing is based solely upon a review of Form 3 filings furnished to the Company during the year ended December 31, 1999, if any, certain written representations and shareholders who, to the best of our knowledge, hold 10% or more of Company shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company's chief executive officer, Mr. Weber, has advanced $4,500 to the Company for the purchase of a computer. The Company's chief financial officer, Mr. Sharan, has advanced $10,000 to the Company for travel expenses. Both of these cash advances occurred in July 1999 and were recorded on the Company's financial statements as current liabilities with no written or verbal agreement regarding loan terms of repayment or stated interest rate. The advances were repaid by the Company on July 14, 2000.

  In May 1999, a group of officers, directors and shareholders of the Company (the group) formed a new company, Dead On Acquisition Company, a California corporation. Subsequent to the formation of Dead On Acquisition Company, the group transferred 6,075,000 shares of the Company's common stock to Dead On Acquisition Company in exchange for shares of Dead On Acquisition Company Stock.

  On July 14, 1999, 150,000 restricted shares of the Company's common stock were issued as a commission to Compass Investment Management, a non-affiliated entity, for services rendered in connection with the July 1999 private placement.

  On May 14, 1999, the Company sold all of its operating assets and liabilities relating to its discontinued operations apparel, accessory, and sports equipment division to Dead On Acquisition Company for $1.00 per an agreement for acquisition resulting in a gain of $91,785 and a provision for operating losses of $110,788, equaling a net financial statement loss of $19,003.

  On April 15, 2000, the Company granted a bonus of $75,000 to each of its directors.

                                  PROPOSAL 2
                     RATIFICATION OF SELECTION OF AUDITORS

  The Board of Directors has authorized the firm of Stonefield Josephson, Inc., independent public accountants, to serve as auditors for the fiscal year ending December 31, 2000.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF STONEFIELD JOSEPHSON, INC. AS THE AUDITORS OF THE COMPANY.

  The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, the proxy holders named in the proxy accompanying this statement will have discretionary authority to vote all proxies in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

  Any shareholder who intends to present a proposal at the Company's 2001 Annual Meeting of Shareholders must deliver the proposal to the Company no later than December 31, 2000 and must otherwise comply with Rule 14a-8 under the Securities Exchange Act of 1934 in order to have the proposal included in the proxy materials for that meeting. Any shareholder proposal submitted other than for inclusion in the Company's proxy materials for that meeting must be delivered to the Company no later than December 31, 2000 or such proposal will be considered untimely. If a shareholder proposal is received after December 31, 2000, the Company may vote in its discretion as to that proposal all of the shares for which it has received proxies for the 2001 Annual Meeting of Shareholders.

                         ANNUAL REPORT TO SHAREHOLDERS

  The Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 1999 is being mailed to Shareholders along with this Proxy Statement. The Annual Report is not to be considered part of the soliciting material.

San Diego, California                     By Order of the Board of Directors
September 5, 2000

                          ONE VOICE TECHNOLOGIES, INC.
                        6333 Greenwich Drive, Suite 240
                          San Diego, California 92122

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned, as owner of          shares of Common Stock of One Voice
Technologies, Inc., a Nevada corporation (the "Company"), hereby acknowledges receipt of the Proxy Statement and the notice of the shareholders meeting to be held on September 28, 2000, at 10:00 a.m. Pacific time, at La Jolla Beach and Tennis Club, 2000 Spindrift Drive, La Jolla, California 92037, and hereby further revokes all previous proxies and appoints Dean Weber or George H. Kaelin, III, as proxy of the undersigned at said meeting and any adjournments thereof with the same effect as if the undersigned were present and voting the shares.

  (1) For the election of the following persons as directors of the Company to serve until the next annual meeting of shareholders and until their respective successors shall have been elected and qualified:

                                   Dean Weber
                             George H. Kaelin, III
                                 Rahoul Sharan
                                Bradley J. Ammon

 [_]AUTHORITY GRANTED to vote        [_]AUTHORITY WITHHELD to vote
    for nominees listed above,          for all nominees listed
    except as indicated to the          above.
    contrary below.

  (INSTRUCTION: TO VOTE AGAINST ANY NOMINEE, WRITE THAT NOMINEE'S NAME IN THE
                             SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

  (2) The approval and adoption of a resolution appointing Stonefield Josephson, Inc. as the Company's independent certified public accountants for fiscal year 2000.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

  (3) In their discretion upon such other matters as may properly come before the meeting and any adjournments thereof.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEES AND IN FAVOR OF SUCH PROPOSALS, AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                   Dated: _______________, 2000

                                                   ----------------------------
                                                           (Signature)

                                                   ----------------------------
                                                           (Signature)

                                                   Sign exactly as your name
                                                   appears on your share cer-
                                                   tificate. When signing as
                                                   attorney, executor, admin-
                                                   istrator, trustee or guard-
                                                   ian, please give full ti-
                                                   tle. If more than one
                                                   trustee, all should sign.
                                                   All joint owners should
                                                   sign. If a corporation,
                                                   sign in full corporation
                                                   name by president or other
                                                   authorized officer. If a
                                                   partnership, sign in part-
                                                   nership name by authorized
                                                   person. Persons signing in
                                                   a fiduciary capacity should
                                                   indicate their full title
                                                   in such capacity.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.